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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2004

MAGNA ENTERTAINMENT CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)
337 Magna Drive, Aurora, Ontario, Canada L4G 7K1 (Address of Principal Executive Offices) (Zip Code)

(905) 726-2462
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS

On November 3, 2004, the Registrant reported that, based on results posted by the Oklahoma State Election Board, approximately 59% of Oklahoma voters have voted in favor of State Question 712. These election results are scheduled for certification by the State Election Board, subject to contest of election or petition for recount, on November 9, 2004 and will become final and official at that time. Majority voter approval of this Question enacts the "State-Tribal Gaming Act", which provides for a model tribal-state gaming compact for the conduct of specified types of gaming and, following ratification of that model compact by at least four Oklahoma Indian tribes, authorizes certain types of electronic gaming at the three privately-owned Oklahoma racetracks and directs a share of gaming revenues from Tulsa area tribes to the publicly-owned fourth track.

The State-Tribal Gaming Act authorizes Remington Park, the Registrant's wholly-owned thoroughbred racetrack in Oklahoma, to operate 650 electronic gaming devices. This amount may be increased by a further 50 machines in each of years three and five following issuance of Remington Park's gaming license, for a possible total of 750 machines.

The full text of the press release issued by the Registrant is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

On November 4, 2004, the Registrant announced that the Florida Elections Canvassing Commission has certified the election returns from the 67 County Supervisors of Election in Florida and has verified that Amendment 4 to the Florida State Constitution was approved by a majority of Florida voters on November 2, 2004. These results become official upon certification of Florida's federal election results, scheduled to occur on November 14, 2004.

Amendment 4 immediately amends Article X of the Florida Constitution to permit the governing bodies of Miami-Dade and Browad Counties to each hold a county-wide referendum on whether to authorize slot machines within existing, licensed pari-mutuel facilities that have conducted live racing or games during each of the last two years. If voters in the county approve the referendum question by majority vote then slot machines will be authorized at qualifying pari-mutuel facilities in that approved county; if the referendum question is disapproved then the issue cannot be presented to the voters of that county by way of subsequent referendum for at least two years.

The Registrant owns and operates Gulfstream Park, a licensed parimutuel facility that has conducted live racing during each of the last two years in Broward County. The Registrant intends to work closely with County and State officials to pursue the remaining steps to authorization of slot machine gaming at Gulfstream Park without delay.

The full text of the press release issued by the Registrant is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01    Financial Statements and Exhibits

(c)	Exhibits
Exhibit 99.1	Copy of Registrant's press release dated November 3, 2004.
Exhibit 99.2	Copy of Registrant's press release dated November 4, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)
Date: November 5, 2004
	By:	/s/ BLAKE TOHANA Blake Tohana Executive Vice-President and Chief Financial Officer

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SIGNATURES